                             VIRCO MFG. CORPORATION

         Exhibit (11) - Statement re: Computation of Earnings Per Share



                                                           Three Months Ended                 Six Months Ended
                                                                July 31                           July 31
                                                      ----------------------------      ----------------------------
                                                         2001              2000             2001             2000
                                                      -----------      -----------      -----------      -----------
Diluted earnings per share

Average shares outstanding                             12,238,000       12,494,000       12,329,000       12,498,000

Net effect of dilutive stock options -
based on treasury stock
method using average market price                         129,000          157,000          129,000          152,000
                                                      -----------      -----------      -----------      -----------
Totals                                                 12,367,000       12,651,000       12,458,000       12,650,000
                                                      ===========      ===========      ===========      ===========

Net income before cumulative effect of change in      $ 4,490,000      $ 4,262,000      $   725,000      $ 6,582,000
                                                      ===========      ===========      ===========      ===========
accounting principle

Per share amount before cumulative effect
of change in accounting principle                     $       .36      $       .34      $       .06      $       .52
                                                      ===========      ===========      ===========      ===========



Weighted average shares outstanding for the three months and six months ended July 31, 2000 were adjusted for 10% stock dividend declared August 21, 2001.